UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2016

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 26, 2016, Waddell & Reed Financial, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fiscal quarter ended March 31, 2016.  A copy of the Company’s press release is furnished as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.05                                  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On April 22, 2016, the Company notified affected employees regarding an involuntary separation program (“ISP”) to reduce its workforce.  In addition, on April 4, 2016, the period concluded for employees to elect to voluntarily terminate their employment with the Company pursuant to a voluntary separation offering (“VSO”).  Affected employees, who represent approximately 10% of the Company’s workforce, will receive a lump sum payment, accelerated vesting of restricted stock and outplacement services.

The ISP and VSO are part of the Company’s previously announced cost cutting efforts to reduce its operating expenses by approximately 10%, or $40 million from its annual run-rate.  In connection with the ISP and VSO, the Company expects to record a pre-tax restructuring charge in a range of approximately $16 - 17 million in the second quarter of 2016 related to employee-termination benefits, including approximately $14 - 15 million for cash severance costs and $1 - 2 million for the acceleration of stock-based compensation. The Company expects the ISP and VSO to be substantially implemented during the second quarter of 2016. These amounts are estimates, and the actual amounts may vary based on a number of factors, including timing and valuation of certain benefit-related payments.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

99.1                        Press Release dated April 26, 2016

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to anticipated charges and cash expenditures related to, and the timing of, workforce reductions, as well as expense reductions.  These statements are generally identified by the use of such words as “expect,” “efforts,” “estimates,” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the timing and valuation of certain benefit-related payments and the ability of the Company to successfully execute its strategic plans.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2015.  All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: April 26, 2016	By:	/s/ Brent K. Bloss
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 26, 2016